EXHIBIT 32

The following certification is being furnished solely to accompany the Report pursuant to 18 U.S.C.  § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Peerless Systems Corporation, a Delaware corporation (the “Company”), hereby certifies, to such officer’s knowledge, that:

(i)
the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended January 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in such Report.

Dated: April 27, 2012

/s/ Timothy E. Brog
Timothy E. Brog
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Robert L. Kalkstein
Robert L. Kalkstein
Acting Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Peerless Systems Corporation and will be retained by Peerless Systems Corporation and furnished to the Securities and Exchange Commission or its staff upon request.